Exhibit 10.2

To the Board of Directors of Harrison Vickers & Waterman, Inc.:

Please be advised that, effective immediately, I hereby resign from all my positions as an Officer and Director of Harrison Vickers & Waterman, Inc., a Nevada corporation.

This Resignation may be executed and delivered by electronic signature and delivery.

Very truly yours,

/s/ Conrad Huss

Conrad Huss

August 14, 2017